*For Immediate Release*

Contact:

Carlos S. Batista

Chairman of the Board

(203) 720-5000

NAUGATUCK VALLEY FINANCIAL CORPORATION

AND NAUGATUCK VALLEY SAVINGS AND LOAN

APPOINT WILLIAM C. CALDERARA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

Naugatuck, CT; September 26, 2012. Naugatuck Valley Financial Corporation (the “Company”) (NasdaqGM: NVSL), the holding company for Naugatuck Valley Savings and Loan (the “Bank” or “Naugatuck Valley”), announced today the appointment of William C. Calderara as President and Chief Executive Officer of both the Company and the Bank effective September 28, 2012. The Bank has received the non-objection of the Office of the Comptroller of the Currency (the “OCC”) to the immediate appointment of Mr. Calderara, subject to the OCC issuing its formal non-objection to the Bank’s formal notice that he serve as the Bank’s President and Chief Executive Officer.

Carlos S. Batista, Chairman of the Board of the Company and the Bank, said, “Bill Calderara is a well-respected and experienced community bank executive and we are extremely pleased that he has joined Naugatuck Valley. On behalf of the Board of Directors, management and employees of Naugatuck Valley, I want to express our appreciation to Sharon Blanchette and Mark Graveline for their dedicated service of Co-Interim President and Chief Executive Officer.”

William C. Calderara, said, "I'm thrilled to be joining Naugatuck Valley and excited about the opportunities it presents. The Bank operates in great communities, has strong capital and dedicated employees, and a committed and supportive Board. While some more hard work still lies ahead, I'm confident that all the necessary ingredients are present for the Bank to advance and flourish over the long-term."

William C. Calderara has over 25 years of experience in all aspects of banking and bank management and has held senior executive officer positions at several community banks. He joins Naugatuck Valley from Newtown Savings Bank where he was Chief Lending Officer with direct management responsibility for commercial lending, small business, loan administration, loan servicing, and risk management. He directed commercial lending at Ridgefield Bank as its Senior Vice President – Chief Lending Officer, overseeing all lending activities. He had an expanded role in executive management at Fairfield County Bank, where he was responsible for marketing, sales management, information technology, retail lending, and loan administration. Earlier in his career, he directed residential lending operations at a multi-billion dollar bank in White Plains, New York, and was also in charge of a subsidiary company of The Bank of New York where he oversaw all residential lending activities, including secondary market operations. He and his family live in Newtown, Connecticut.

Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan. In addition to its main office in Naugatuck, the Bank operates nine other branch offices in Southwestern Connecticut. The Bank is a community-oriented financial institution dedicated to serving the financial services needs of consumers and businesses within its market area.

This press release contains forward-looking statements with the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are often identified by forward-looking words such as “expect,” “believe,” anticipate,” or other words with similar meanings. Forward-looking statements are not statements of fact and a number of factors could cause actual results to differ materially from expected results. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release. Except as may be required by applicable law, the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2011 and its subsequent Quarterly Reports on Form 10-Q.